Exhibit 4.1

FORM OF AMENDMENT NO. 3 TO MARGIN LOAN AGREEMENT

This AMENDMENT NO. 3 TO MARGIN LOAN AGREEMENT (this “Agreement”), dated as of August 12, 2020, is entered into by and among BROADBAND HOLDCO, LLC, a Delaware limited liability company (“Borrower”), the LENDERS (as defined below) party to the Loan Agreement on the date hereof, JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as calculation agent (in such capacity, together with its successors and assigns in such capacity, “Calculation Agent”).

RECITALS

WHEREAS, Borrower, the lenders from time to time party thereto (the “Lenders”), Administrative Agent and Calculation Agent are party to that certain Margin Loan Agreement, dated as of December 29, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Loan Agreement”); and

WHEREAS, each of the parties currently party to the Loan Agreement, including Borrower, each of the Lenders, Administrative Agent and Calculation Agent, will make certain amendments to the Loan Agreement as provided in this Agreement (the Loan Agreement, as so amended by this Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Loan Agreement”).

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions. Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Amended Loan Agreement.
SECTION 2.Amendments to Loan Agreement.
2.1	Immediately and automatically effective as of the effectiveness of this Agreement pursuant to Section 4 below:
(a)   Section 1.01 of the Loan Agreement shall be modified by adding the following defined terms in the appropriate alphabetical order:

““Amendment No. 3 Effective Date” means August 12, 2020.

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 2.06(c).

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (b) the

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Benchmark Replacement Adjustment; provided that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion (in consultation with the Borrower); provided, further, that, in each case, if the Benchmark Replacement as so determined would be less than 0.0%, the Benchmark Replacement will be deemed to be 0.0% for the purposes of this Agreement.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the then-current Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the then-current Benchmark (or the published component used in the calculation thereof), the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), in each case which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the then-current Benchmark (or the published component used in the calculation thereof) announcing that the Benchmark (or such component)is no longer representative.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that the Benchmark has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Benchmark for all purposes hereunder in accordance with Section 2.06(c) and (y) ending at the time that a Benchmark Replacement has replaced the Benchmark for all purposes hereunder pursuant to Section 2.06(c).

“C6 Borrower” shall mean LBC Cheetah 6, LLC, a Delaware limited liability company.

“C6 Incremental Facility” means the Additional Loans (under and as defined in the C6 Margin Loan Agreement) in an aggregate principal amount of up to $1,300,000,000 to be incurred by the C6 Borrower in accordance with the Incremental Agreement.

“C6 Margin Loan Agreement” means that certain Margin Loan Agreement, dated as of August 31, 2017, by and among the C6 Borrower, as borrower, the various lenders party thereto, Wilmington Trust, National Association, as administrative agent, and BNP Paribas, as calculation agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Compounded SOFR” shall mean the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion (in consultation with the Borrower) are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, that if the Administrative Agent in its reasonable discretion (in consultation with the Borrower) decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.

“Corresponding Tenor” with respect to a Benchmark Replacement shall mean a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the then-current Benchmark.

“Early Opt-in Election” shall mean the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.06(h) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then-current Benchmark, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent (with a copy to the Borrower).

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“GCI Liberty Merger Agreement” has the meaning set forth in the definition of GCI Liberty Merger Effective Date.

“GCI Liberty Merger Effective Date” means the time and date of the filing of the certificate of ownership and merger with the Secretary of State of the State of Delaware relating to the Upstream GCI Liberty Merger (as defined below) or at such later date and time as Liberty Broadband and Splitco may agree upon and as is set forth in such certificate of ownership and merger in accordance with that certain Agreement and Plan of Merger (as amended, restated, amended and restated, modified or supplemented, the “GCI Liberty Merger Agreement”), dated as of August 6, 2020, by and among, inter alia, Liberty Broadband, Grizzly Merger Sub I, LLC, a single member Delaware limited liability company and a direct wholly owned subsidiary of Liberty Broadband (“Merger LLC”), and Splitco pursuant to which Splitco shall merge with and into Merger LLC with Merger LLC surviving (the “Upstream GCI Liberty Merger”).

“Incremental Agreement” means that certain Amendment No. 3 to Margin Loan Agreement and Amendment No. 2 to Collateral Account Control Agreement in respect of the C6 Margin Loan

Agreement, dated as of the Amendment No. 3 Effective Date, pursuant to which the Kodiak Pay-off Loan Lenders (under and as defined therein) have agreed to provide up to $1,300,000,000 in Additional Loan Commitments (under and as defined in the C6 Margin Loan Agreement) to the C6 Borrower in accordance with the terms of such Incremental Agreement.

“Kodiak Payoff” means the satisfaction of all Obligations of the Borrower hereunder and under the other Loan Documents (other than in respect of (x) contingent obligations for which no claim has been made and (y) any Prepayment Amount that may be due by the Borrower, which has been waived by each Lender hereunder), in the case of the principal amount of Loans, on a cashless roll basis with the proceeds of the incurrence of the C6 Incremental Facility by the C6 Borrower, and in the case of accrued interest, fees and other non-principal amounts, by repayment in cash on the GCI Liberty Merger Effective Date (immediately after the occurrence of the Upstream GCI Liberty Merger).

“Merger LLC” has the meaning set forth in the definition of GCI Liberty Merger Effective Date.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” shall mean SOFR, Compounded SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate based on SOFR for the applicable Corresponding Tenor that is published by the Federal Reserve Bank of New York on the Federal Reserve Bank of New York’s Website.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Upstream GCI Liberty Merger” has the meaning set forth in the definition of GCI Liberty Merger Effective Date.

(b)   Section 1.01 of the Loan Agreement shall be modified by amending the definition of “Delayed Draw Commitment” by deleting the final sentence and inserting the following sentence in lieu thereof:

“The aggregate amount of the Delayed Draw Commitments on the Amendment No. 3 Effective Date is set forth on Part C of Schedule I.”

(c)   Section 1.01 of the Loan Agreement shall be modified by amending the definition of “Delayed Draw Loan” by deleting the final sentence and inserting the following sentence in lieu thereof:

“The aggregate amount of the Delayed Draw Loans outstanding on the Amendment No. 3 Effective Date is set forth on Part C of Schedule I.”

(d)   Section 1.01 of the Loan Agreement shall be modified by amending the definition of “Initial Loan” by deleting the final sentence and inserting the following sentence in lieu thereof:

“The aggregate principal amount of Initial Loans outstanding on the Amendment No. 3 Effective Date is set forth on Part C of Schedule I.”

(e)   Section 1.01 of the Loan Agreement shall be modified by amending and restating clause (b) of the definition of “Interest Period” in its entirety as follows:

“(b) in the case of the Interest Period for the Loans outstanding as of the Amendment No. 3 Effective Date, the period commencing on the Amendment No. 3 Effective Date and ending on but excluding the next succeeding Interest Payment Date,”

(f)   Section 1.01 of the Loan Agreement shall be modified by amending the definition of “LIBOR” by deleting the final sentence and inserting the following sentence in lieu thereof:

“On the Amendment No. 3 Effective Date, the LIBOR in effect for the current Interest Period, which shall be the LIBOR in effect for the remainder of the Interest Period, is 0.30788%.”

(g)   Section 1.01 of the Loan Agreement shall be modified by amending the definition of “Loan Document” therein by inserting “ the Third Amendment,” immediately after “the Second Amendment,” and immediately before “the Notes”.
(h)   Section 1.01 of the Loan Agreement shall be modified by amending and restating the definition of “Maturity Date” in its entirety as follows:

““Maturity Date” means August 24, 2022 (or, if such date is not a Business Day, the immediately preceding Business Day).”

(i)   Section 1.01 of the Loan Agreement shall be modified by amending and restating the definition of “Prepayment Date” in its entirety as follows:

““Prepayment Date” means the first Business Day that is immediately following the date that is twelve (12) months after the Amendment No. 3 Effective Date.”

(j)   Section 1.01 of the Loan Agreement shall be modified by amending the definition of “Minimum Price” by deleting “$[__]” and inserting “$[__]” in lieu thereof.
(k)   Section 1.01 of the Loan Agreement shall be modified by amending and restating the definition of “Revolving Commitments” in its entirety as follows:

““Revolving Commitments” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Part C of Schedule I, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced from time to time pursuant to Section 8.02 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06. The aggregate amount of the Lenders’ undrawn Revolving Commitments on the Amendment No. 3 Effective Date is $0.00.”

(l)   Section 1.01 of the Loan Agreement shall be modified by amending the definition of “Revolving Loan” by deleting the final sentence and inserting the following sentence in lieu thereof:

“The aggregate principal amount of Revolving Loans outstanding on the Amendment No. 3 Effective date is $200,000,000.”

(m)   The Loan Agreement shall be modified by amending and restating Section 1.02(g) thereof in its entirety as follows:

“If, at any time after the Funding Date, the aggregate outstanding principal amount of Liberty Broadband’s and its consolidated Subsidiaries’ indebtedness for borrowed money exceeds $[__] (other than the C6 Incremental Facility to the extent the proceeds thereof will be used to effect the Upstream GCI Liberty Merger and the Kodiak Payoff), the Calculation Agent may reduce, after non-binding consultation with the Borrower to the extent reasonably practical, the LTV Margin Call Level and/or the Maintenance LTV in each case, any such reduction having been calculated in good faith, and in a commercially reasonable and equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties and the fair value and risks in the Loans.”

(n)   The Loan Agreement shall be modified by amending and restating Section 1.07 thereof its entirety as follows:

“Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to LIBOR, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, LIBOR or any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.”

(o)   The Loan Agreement shall be modified by amending and restating Section 2.06(c) thereof its entirety as follows:

“Alternate Rate of Interest.

(i)	If prior to the commencement of any Interest Period for a LIBOR Borrowing:

(A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR (including because the Screen Rate is not available or published on a current basis), for such Interest Period other than as a result of a Benchmark Transition Event or an Early Opt-in Election; or

(B) the Administrative Agent is advised by the Required Lenders that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Borrowing of Loans shall be made as a Borrowing of Base Rate Loans. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.06(h)(i) and (v) the commencement or conclusion of any Benchmark Unavailability Period.

(ii)	Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein (if any). Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of a Benchmark with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(iii)	In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iv)	Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of a LIBOR Loan of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of Base Rate.”
(p)   The Loan Agreement shall be modified by amending and restating Section 2.15 thereof its entirety as follows:

“Notice of Additional Debt of Liberty Broadband. The Borrower shall promptly and in any event within thirty (30) Business Days after the Borrower obtains actual knowledge thereof, notify the Administrative Agent (and the Administrative Agent shall provide such notice to the Lenders) that the aggregate outstanding principal amount of Liberty Broadband’s and its consolidated Subsidiaries’ indebtedness for borrowed money exceeds $[__] (other than the C6 Incremental Facility to the extent the proceeds thereof will be used to effect the Upstream GCI Liberty Merger and the Kodiak Payoff).”

(q)   The Loan Agreement shall be modified by amending clause (c) of the second proviso of Section 10.01 therein by inserting “ or the then-current Benchmark, as applicable,” immediately after “in replacement of LIBOR” and immediately before “as provided for in Section 2.06(c)”:
(r)   The Loan Agreement shall be modified by amending Section 10.06 thereof by adding the following clause (g) after the existing clause (f):

“(g) Notwithstanding anything to the contrary herein, on and after the Amendment No. 3 Effective Date and so long as the Lenders have Kodiak Pay-off Loan Commitments (as defined in the C6 Margin Loan Agreement) in effect and outstanding, no Lender or Participant may assign and/or participate its Loans and/or Commitments without the prior written consent of the Borrower unless at the time of such assignment (i) (A) any Event of Default has occurred and is ongoing or (B) such assignment is to a Lender, or an Affiliate or Approved Fund of a Lender and (ii) (1) any Eligible Assignee or eligible participant takes such assignment and/or participation together with an assignment or participation of the Lender’s rights and obligations under the C6 Incremental Facility (including with respect to the Kodiak Payoff and the cashless nature thereof) and (2) such assignment or participation does not (A) impose new or additional conditions precedent to the funding of the C6 Incremental Facility (or shorten any outside termination date thereof), (B) adversely impact the timing of the funding of the C6 Incremental Facility and/or delay, impede or prevent the closing of the GCI Liberty Merger Effective Date or (C) reduce the aggregate amount of the C6 Incremental Facility.”

(s)   the Schedules to the Loan Agreement shall be amended by (i) inserting Annex A attached hereto immediately after Part B of Schedule I attached thereto and (ii) replacing Schedule 10.02 attached thereto with Annex B attached hereto.
(t)   the Exhibits to the Loan Agreement shall be amended by replacing all Borrower addressee references therein as follows:

“Broadband Holdco, LLC, as the Borrower

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Assistant Vice President

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

with a copy to:

Broadband Holdco, LLC, as the Borrower

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Chief Legal Officer

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]”

The Exhibits and Schedules to the Loan Agreement (other than as set forth in this Section 2) shall not be modified by this Agreement and shall be Exhibits and Schedules to the Amended Loan Agreement.

SECTION 3. Interest True Up. Notwithstanding anything herein or in the Loan Agreement to the contrary, (i) on the Amendment No. 3 Effective Date, Borrower shall pay directly to each Lender (x) all accrued and unpaid interest with respect to the outstanding Loans and (y) all accrued and unpaid Revolving Loan Commitment Fees with respect to the Revolving Commitments, in each case, outstanding immediately prior to the effectiveness of this Agreement and (ii) the Lenders hereby waive any indemnity claim for LIBOR breakage costs under Section 3.04 of the Loan Agreement in connection with the repayment of interest on the Amendment No. 3 Effective Date as described above. Notwithstanding anything to the contrary contained in the Amended Loan Agreement, the LIBOR in effect for the Loans immediately prior to the effectiveness of this Agreement shall be the LIBOR used in the calculation of interest for the Loans for the remainder of the current Interest Period following the date hereof, until the commencement of the next subsequent Interest Period. For the avoidance of doubt, on the Amendment No. 3 Effective Date, the LIBOR in effect for the current Interest Period, which shall be the LIBOR in effect for the remainder of the Interest Period, is 0.30788%.
SECTION 4. Conditions to Effectiveness of this Agreement. This Agreement shall become effective when all the conditions set forth in this Section 4 shall have been satisfied or waived by Administrative Agent or Lenders, as applicable (the date such conditions are satisfied being the “Amendment No. 3 Effective Date”).
4.1	Administrative Agent shall have executed this Agreement, in its capacity as Administrative Agent, and shall have received counterparts of this Agreement executed by Borrower, each Lender party hereto and Calculation Agent.
4.2	Administrative Agent shall have received a certificate executed by a Responsible Officer of Borrower certifying that:
(a)   Each of the representations and warranties made by Borrower set forth in Article V of the Amended Loan Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date); and
(b)   No Default shall exist as of the Amendment No. 3 Effective Date and immediately after the effectiveness of this Agreement and the transactions contemplated hereby.
4.3	Administrative Agent shall have received (x) such documents and certifications as Administrative Agent may reasonably require to evidence that Borrower is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business and (y) resolutions or other evidence of organizational action authorizing the execution, delivery and performance of this Agreement and the Amended Loan Agreement, in each case, and substantially consistent with those delivered on the Closing Date in connection with the entering into of the Loan Documents.
4.4	Administrative Agent shall have received customary legal opinions of each of (x) Baker Botts L.L.P., counsel to Borrower, and (y) Sidley Austin LLP, counsel to Borrower, in each case, addressed to the Lenders and Agents, as to such matters as the Lenders and Agents may reasonably request with respect to this Agreement.
4.5	Borrower shall pay an amendment fee (the “Amendment Fee”) directly to each Lender as of the Amendment No. 3 Effective Date in the amount set forth on Schedule 1 hereto. The Amendment Fee is due and payable in full and shall be fully earned on the Amendment No. 3 Effective Date and shall be nonrefundable for any reason whatsoever.
4.6	Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Lenders and Agents to the extent invoiced two (2) Business Days prior to the Amendment No. 3 Effective Date; provided that such amount shall not thereafter preclude a final settling of such amounts between Borrower, such Lenders and Agents; provided, further, that, in each case, in the case of legal fees and expenses, such fees and expenses shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel to Agents and the Lenders, taken as a whole.
SECTION 5.Representations and Warranties of Borrower. By its execution of this Agreement, Borrower hereby represents and warrants to the Lenders, Administrative Agent and Calculation Agent that, as of the Amendment No. 3 Effective Date:
5.1	The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of its Organizational Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound or affecting the Pledged Shares; (c) result in the creation or imposition of any Transfer Restriction on the Eligible Pledged Shares or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or require any payment to be made under, any Contractual Obligation; (d) violate any written corporate policy of any Issuer applicable to Borrower or, to Borrower’s knowledge, affecting Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f), where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.
5.2	No Default exists as of the date hereof.
SECTION 6.Validity of Obligations and Liens; Reaffirmation.
6.1	Validity of Obligations. Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.
6.2	Validity of Liens and Loan Documents. Borrower hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted in the Security Agreement to secure the Obligations and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” (and each reference in the Loan Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Loan Agreement.
SECTION 7.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.Execution of Agreement. This Agreement shall be executed by Borrower, Administrative Agent, Calculation Agent and each of the Lenders. Execution of this Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) this Agreement and, on the effectiveness of this Agreement, the Amended Loan Agreement.
SECTION 9.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
SECTION 10.Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. For the avoidance of doubt, this Agreement is a Loan Document.
SECTION 11.No Discharge. This Agreement shall not discharge or release the obligations of any Person party to any Loan Document or discharge or release any security under any Loan Document. Nothing herein contained shall be construed as nor is intended to be a substitution or novation of the instruments, documents and agreements securing the Obligations, including but not limited to the Security Agreement and the Control Agreement, each of which shall remain in full force and effect. Nothing in this Agreement shall be construed as nor is intended to be a release or other discharge of Borrower from any of its obligations and liabilities under the Loan Documents, all of which are continued on the terms set forth in the Amended Loan Agreement, the Amended Control Agreement and the other Loan Documents.
SECTION 12.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 13.SUBMISSION TO JURISDICTION; WAIVERS; ETC.
13.1	SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY

JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
13.2	WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 13.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
13.3	SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE AMENDED LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
13.4	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 14.Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
SECTION 15.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (to the extent permitted by Section 10.06 of the Amended Loan Agreement).

SECTION 17. Qualified Financial Contract. The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement and any Loan Document that is a “QFC” (as defined in the Bilateral Terms), and for such purposes this Agreement and such Loan Documents shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Agreement, the Amended Loan Agreement or such Loan Documents and the Bilateral

Terms, the Bilateral Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

BROADBAND HOLDCO, LLC, as Borrower

By: GCI, LLC, as sole member and

a manager of BROADBAND HOLDCO, LLC

By: GCI LIBERTY, INC., as sole member and

manager of GCI, LLC

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Kodiak Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Administrative Agent

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., London branch, as Calculation Agent

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., London branch, as a Lender

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Kodiak Margin Loan Agreement]

MUFG UNION BANK, N.A., as a Lender

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Kodiak Margin Loan Agreement]

DEUTSCHE BANK AG, LONDON BRANCH, as a Lender

By:

Name:
Title:

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Kodiak Margin Loan Agreement]

CITIBANK, N.A., as a Lender

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Kodiak Margin Loan Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Kodiak Margin Loan Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:

Name:
Title:

[Signature Page to Amendment No. 3 to Kodiak Margin Loan Agreement]

SCHEDULE 1 TO THIRD AMENDMENT

AMENDMENT FEES

Lender	Amendment Fee
JPMorgan Chase Bank, N.A., London Branch	$[__]
MUFG Union Bank, N.A.	$[__]
Deutsche Bank AG, London Branch	$[__]
Citibank, N.A.	$[__]
Credit Agricole Corporate and Investment Bank	$[__]
Credit Suisse AG, Cayman Islands Branch	$[__]

[SCHEDULE I TO THIRD AMENDMENT]

ANNEX A TO THIRD AMENDMENT

PART C

Outstanding Loans and Commitments as of the Amendment No. 3 Effective Date

Lender	Initial Loans	Revolving Commitments	Delayed Draw Loans	Delayed Draw Commitments
JPMorgan Chase Bank, N.A., London Branch	$[__]	$[__]	$[__]	$0.00
MUFG Union Bank, N.A.	$[__]	$[__]	$[__]	$0.00
Deutsche Bank AG, London Branch	$[__]	$[__]	$[__]	$0.00
Citibank, N.A.	$[__]	$[__]	$[__]	$0.00
Credit Agricole Corporate and Investment Bank	$[__]	$[__]	[__]	$0.00
Credit Suisse AG, Cayman Islands Branch	$[__]	$[__]	$[__]	$0.00
Total	$800,000,000.00	$200,000,000.00	$300,000,000.00	$0.00

[ANNEX A TO THIRD AMENDMENT]

ANNEX B TO THIRD AMENDMENT

SCHEDULE 10.02 TO
MARGIN LOAN AGREEMENT

ADDRESSES FOR NOTICES

BORROWER:

Broadband Holdco, LLC, as the Borrower

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Assistant Vice President

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

with copies to:

Broadband Holdco, LLC, as the Borrower

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Chief Legal Officer

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

Authorized persons for telephonic notices: [Separately provided].

ADMINISTRATIVE AGENT:

JPMorgan Chase Bank, N.A., London Branch

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

with a copy to:

JPMorgan Chase Bank, N.A., London Branch

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

[ANNEX B TO THIRD AMENDMENT]

CALCULATION AGENT:

JPMorgan Chase Bank, N.A., London Branch

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

with a copy to:

JPMorgan Chase Bank, N.A., London Branch

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

LENDERS:

JPMorgan Chase Bank, N.A., London Branch

JPMorgan Chase Bank, N.A., London Branch

[Separately provided]

Attention: [Separately provided]s

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

with a copy to:

JPMorgan Chase Bank, N.A., London Branch

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

E-mail: [Separately provided]

MUFG Union Bank, N.A.

MUFG Union Bank, N.A.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Deutsche Bank AG, London Branch

Deutsche Bank AG, London Branch

[ANNEX B TO THIRD AMENDMENT]

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

with a copies to:

Deutsche Bank AG, London Branch

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Deutsche Bank AG, London Branch

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Citibank, N.A.

Citibank, N.A.

[Separately provided]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Email: [Separately provided]

Credit Agricole Corporate and Investment Bank

Credit Agricole Corporate and Investment Bank

[Separately provided]

Attention: [Separately provided]

Telephone No: [Separately provided]

Email: [Separately provided]

Credit Suisse AG, Cayman Islands Branch

Credit Suisse AG, Cayman Islands Branch

[Separately provided]

Attention: [Separately provided]

Telephone: No.: [Separately provided]

Facsimile No.: [Separately provided]

Email: [Separately provided]

with a copy to:

Credit Suisse AG, Cayman Islands Branch

[Separately provided]

[ANNEX B TO THIRD AMENDMENT]

Attention: [Separately provided]

Telephone No.: [Separately provided]

Facsimile No.: [Separately provided]

Email: [Separately provided]

[ANNEX B TO THIRD AMENDMENT]